EXHIBIT 10

EXECUTION VERSION

FOURTH AMENDMENT TO THE
RECEIVABLES PURCHASE AGREEMENT

This FOURTH AMENDMENT TO THE RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of October 15, 2014 (the “Amendment Date”), is entered into by and among the following parties:

(i)	ARVINMERITOR RECEIVABLES CORPORATION, a Delaware corporation, as Seller;

(ii)	MERITOR, INC., an Indiana corporation, as Servicer; and

(iii)	PNC BANK, NATIONAL ASSOCIATION (“PNC”), as a Related Committed Purchaser, as an LC Participant, as a Purchaser Agent, as LC Bank and as Administrator.

Capitalized terms used but not otherwise defined herein (including such terms used above) have the respective meanings assigned thereto in the Receivables Purchase Agreement described below.

BACKGROUND

A.           The parties hereto have entered into a Receivables Purchase Agreement, dated as of June 18, 2012 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”), and desire to amend the Receivables Purchase Agreement as set forth herein.

B.           Concurrently herewith, the Seller, the Servicer, the Administrator and PNC Capital Markets LLC are entering into that certain Amended and Restated Fee Letter, dated as of the date hereof (the “Amended and Restated Fee Letter”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments to the Receivables Purchase Agreement. Effective as of the Amendment Date, the Receivables Purchase Agreement is hereby amended as follows:

(a) The defined term “OFAC” as well as the definition thereof set forth in Exhibit I to the Receivables Purchase Agreement is hereby deleted in its entirety.

(b) The following new defined terms and definitions thereof are hereby added to Exhibit I to the Receivables Purchase Agreement in appropriate alphabetical order:

                            “Anti-Terrorism Laws” means any Applicable Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Applicable Laws, all as amended, supplemented or replaced from time to time.

“Covered Entity” means (a) the Seller, the Servicer, Meritor and each Originator and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Reportable Compliance Event” means that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

“Sanctioned Obligor” means an Obligor which (i) if a natural person, is either (A) a resident of a Sanctioned Country or (B) a Sanctioned Person or (ii) if a corporation or other business organization, is organized under the laws of a Sanctioned Country or any political subdivision thereof.

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

(c) Clause (p) of the definition of “Eligible Receivable” set forth in Exhibit I to the Receivables Purchase Agreement is hereby replaced in its entirety with the following:

(p)           the Obligor of which is not a Sanctioned Obligor.

(d) The definition of “Sanctioned Country” set forth in Exhibit I to the Receivables Purchase Agreement is hereby replaced in its entirety with the following:

“Sanctioned Country” means a country subject to a sanctions program maintained under any Anti-Terrorism Law.

(e) The definition of “Sanctioned Person” set forth in Exhibit I to the Receivables Purchase Agreement is hereby replaced in its entirety with the following:

“Sanctioned Person” means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated,

prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

(f) The definition of “Scheduled Commitment Termination Date” set forth in Exhibit I to the Receivables Purchase Agreement is amended by deleting the date “June 18, 2016” where it appears therein and substituting the date “October 15, 2017” therefor.

(g) Section 1(l) of Exhibit III to the Receivables Purchase Agreement is hereby replaced in its entirety with the following:

(l)           Investment Company Act. The Seller (i) is not, and is not controlled by, an “investment company” registered or required to be registered under the Investment Company Act and (ii) is not a “covered fund” under the Volcker Rule.

(h) Section 1(m) of Exhibit III to the Receivables Purchase Agreement is hereby replaced in its entirety with the following:

(m)           Anti-Money Laundering/International Trade Law Compliance. No Covered Entity is a Sanctioned Person.  No Covered Entity, either in its own right or through any third party, (a) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (c) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

(i) Section 2(i) of Exhibit III to the Receivables Purchase Agreement is hereby replaced in its entirety with the following:

(i)           Anti-Money Laundering/International Trade Law Compliance. No Covered Entity is a Sanctioned Person. No Covered Entity, either in its own right or through any third party, (a) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (c) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

(j) Section 1(r) of Exhibit IV to the Receivables Purchase Agreement is hereby replaced in its entirety with the following:

(r)	Seller shall not become a Sanctioned Person. The Seller, either in its own right or through any third party, will not (a) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (c) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (d) use the proceeds of any Purchase under this Agreement to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. The funds used to repay the Seller’s obligations under the Transaction Documents will not be derived from any unlawful activity.  The Seller shall comply with all Anti-Terrorism Laws. The Seller shall promptly notify the Administrator in writing upon the occurrence of a Reportable Compliance Event.

(k) Section 2(n) to Exhibit IV to the Receivables Purchase Agreement is hereby replaced in its entirety with the following:

(n)           Priority Debt Ratio. Meritor shall not permit its Priority Debt Ratio, calculated on a consolidated basis for Meritor and its Subsidiaries, to exceed 2.25 to 1.00 as of the last day of any fiscal quarter.

(l) Section 2 to Exhibit IV to the Receivables Purchase Agreement is hereby amended by adding the following new clause (o) thereof immediately following existing clause (n) thereof:

(o)           Servicer shall not become a Sanctioned Person. The Servicer, either in its own right or through any third party, will not (a) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (c) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (d) use the proceeds of any Purchase under this Agreement to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. The funds used to repay the Servicer’s obligations under the Transaction Documents will not be derived from any unlawful activity. The Servicer shall comply with all Anti-Terrorism Laws. The Servicer shall promptly notify the Administrator in writing upon the occurrence of a Reportable Compliance Event.

SECTION 2. Representations and Warranties of the Seller and Servicer. Each of the Seller and the Servicer hereby represents and warrants, as to itself, to the Administrator, each Purchaser and each Purchaser Agent, as follows:

(a) Representations and Warranties. As of the date hereof and immediately after giving effect to this Amendment, the representations and warranties made by such Person in the Transaction Documents to which it is a party are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).

(b) Enforceability. This Amendment and each other Transaction Document to which it is a party, as amended hereby, constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

(c) No Termination Event.  No event has occurred and is continuing, or would result from the transactions contemplated hereby, that constitutes a Purchase and Sale Termination Event, an Unmatured Purchase and Sale Termination Event, a Termination Event or an Unmatured Termination Event.

SECTION 3. Effect of Amendment. All provisions of the Receivables Purchase Agreement and the other Transaction Documents, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Receivables Purchase Agreement (or in any other Transaction Document) to “this Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Receivables Purchase Agreement shall be deemed to be references to the Receivables Purchase Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Receivables Purchase Agreement other than as set forth herein.

SECTION 4. Effectiveness. This Amendment shall become effective as of the date hereof upon the satisfaction of the following conditions precedent:

(a) Execution of Amendment. The Administrator shall have received counterparts hereto duly executed by each of the parties hereto.

(b) Execution of Amended and Restated Fee Letter. The Administrator shall have received counterparts of the Amended and Restated Fee Letter duly executed by each of the parties thereto.

(c) Receipt of Fees. The Administrator shall have received confirmation that the “Amendment Fee” under and as defined in the Amended and Restated Fee Letter has been paid in full in accordance with the terms of the Amended and Restated Fee Letter.

SECTION 5. Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or e-mail transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

SECTION 8. Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Purchase Agreement or any provision hereof or thereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.

ARVINMERITOR RECEIVABLES CORPORATION, as Seller

By:	/s/ Carl D. Anderson II
Name: Carl D. Anderson II
Title: President and Treasurer

MERITOR, INC., as Initial Servicer

By:	/s/ Carl D. Anderson II
Name: Carl D. Anderson II
Title: Treasurer

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Fourth Amendment to the
Receivables Purchase Agreement
(ArvinMeritor Receivables Corporation)

PNC BANK, NATIONAL ASSOCIATION, as a Related Committed Purchaser, as an LC Participant, as a Purchaser Agent, as LC Bank and as Administrator

By:	/s/ Robyn Reeher
Name: Robyn Reeher
Title: Vice President

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Fourth Amendment to the
Receivables Purchase Agreement
(ArvinMeritor Receivables Corporation)